EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended September 30, 2010 of Campbell Strategic Allocation Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended September 30, 2010 fairly presents, in all material respects, the financial condition and results of operations of Campbell Strategic Allocation Fund, L.P.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P. By: Campbell & Company, Inc., general partner
By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer
November 15, 2010

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